AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (the "Amendment") is made and entered into as of August 12, 2016, by and between Public Service Credit Union, a Colorado nonprofit corporation ("Landlord") and Zynex Medical, Inc., a Colorado corporation ("Tenant"). Landlord and Tenant are hereinafter collectively referred to as the "Parties."

RECITALS

WHEREAS, Landlord and Tenant did enter into that certain Park Meadows Corporate Center III and IV Office Lease dated October 31, 2014 ("Lease"), pursuant to which Tenant leased a portion of the building located at 9990 Park Meadows Drive, Lone Tree, CO 80124 ("Building IV") and a portion of the building located at 10000 Park Meadows Drive, Lone Tree, CO 80124 ("Building III"), as such leased premises are more particularly described in the Lease ("Original Premises");

WHEREAS, Zynex, Inc., a Nevada corporation ("Guarantor"), executed and delivered to Landlord an Absolute Unconditional Guaranty dated October 31, 2014 ("Guaranty"); and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and amend and add certain other terms and conditions of the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the Parties mutually agree as follows:

1. **Recitals Incorporated; Certain Defined Terms.** The recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Paragraph 1. Capitalized terms that are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

2. **Leased Premises.** On or before September 30, 2016, Tenant shall surrender and deliver to Landlord possession of the premises Tenant leased pursuant to the Lease and which are located in Building IV ("Returned Premises"). Tenant shall remove all personal property located on or within the Returned Premises and deliver the Returned Premises in good order and broom swept condition, ordinary wear and tear excepted. Effective October 1, 2016, the Original Premises is hereby amended to consist only of space in Building III, as depicted in Exhibit 1 attached hereto and incorporated by this reference ("New Premises"). The Parties agree the New Premises consists of 17,247 total rental square feet and is not subject to remeasurement, except as specifically provided in the Lease. In addition to any other obligations in the Lease, upon the expiration or earlier termination of the Lease Tenant shall remove all personal property located on or within the New Premises and deliver the New Premises in good order and broom swept condition, ordinary wear and tear excepted.

DRP S.

3. **Term.** The current termination date of the Lease, December 31, 2016, shall be extended for any additional two (2) years and end, unless sooner terminated as provided for in the Lease, at midnight on December 31, 2018. Upon expiration or earlier termination of the Lease, Tenant shall remove all furniture and personal effects on or within the New Premises.

4. **Rent.** Commencing October 1, 2016, Tenant shall pay Landlord, Base Rent for the New Premises in accordance with the following schedule:

Period	Monthly Base Rent	Annual Base Rent	Annual Price Per Square Foot
October 1, 2016 to December 31, 2016	$38,081.13	$457,045.50	$26.50
January 1, 2017 to December 31, 2018	$38,081.13	$457,045.50	$26.50

Tenant and Landlord agree that Base Rent is based on the agreed upon rental square footage of 17,247. All other terms, conditions and provisions of paragraph 3 of the Lease including, without limitation, Tenant's obligated to pay, in addition to the Base Rent, Additional Rent remain unchanged by this Amendment.

5. **AS-IS Condition.** Tenant is currently in possession of a portion of the New Premises and accepts that portion in its "as is" condition. Upon delivery of the remaining area of the New Premises which Tenant does not currently occupy, Tenant shall accept it on an "as is" condition.

6. **Notice.** Tenant's contact information in paragraph 25 of the Lease is hereby changed to:

Zynex Medical, Inc.
10000 Park Meadows Drive
Lone Tree, Colorado 80124
Attn: Thomas Sandgaard

7. **Termination Rights.** Paragraph 36 of the Lease agreement is hereby amended to delete the same in its entirety and substitute the following in lieu thereof:

36. **Termination Rights.** Notwithstanding anything to the contrary herein, Landlord shall have the right to terminate this Lease at any time, without liability to Tenant, effective on a date stated in a written notice of such termination, provided such date is not less than ~~sixty (60)~~ ninety (90) days after the date of delivery of such notice of termination to Tenant, pursuant to section 25.b of the Lease. In addition, for so long Tenant is not in default under the Lease, Tenant shall have the right to terminate this Lease at any time, without liability to Landlord, effective on a date stated in a written notice of such termination, provided such date is not less than ~~sixty (60)~~ ninety (90) days after the date of delivery of such notice of termination to Landlord, pursuant to section 25.b of the Lease, of the notice of such termination. Notwithstanding the termination of the Lease pursuant to the terms of this Section 36, such termination shall not relieve Tenant of its obligation to make payment in

full of all sums due or to become due by Tenant as a result of Tenant's tenancy under the Lease through and including the date of termination stated in the notice.

8. **Reaffirmation of Terms.** Except as expressly modified herein, all the terms, covenants, and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

9. **Reaffirmation of Absolute Unconditional Guaranty.** By its signature below, Guarantor hereby confirms, ratifies, and agrees the terms Guaranty remain unchanged and remains in full force and effect.

10. **No Default.** As of the date of the execution of this Amendment, Tenant states there is no existing default or unfulfilled obligations on the part of the Landlord in any of the terms and conditions of the Lease, and no event has occurred or condition exists which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease. Tenant claims no offsets, set-offs, rebates, adjustments, concessions, abatements or defenses against or with respect to rent, additional rent, security deposits, or other sums payable under the terms of the Lease.

11. **Entire Agreement, Amendment.** The Lease, as amended by this Amendment, and Guaranty contain the entire agreement of the Parties hereto with respect to the subject matter hereof. No representations, inducements, or agreements, oral or otherwise, between the Parties not contained in this Amendment shall be of any force and effect. This Amendment may not be modified, changed, or terminated, in whole or in part, in any manner other than by an agreement in writing signed by duly authorized representatives of the Parties.

12. **Counterparts: Telecopy Execution.** This Amendment may be executed in counterparts each of which, when taken together, shall constitute one original document. This Amendment becomes binding when one or more counterparts, individually or taken together, bear the signatures of all Parties. Signatures of the Parties on a copy of this Amendment when scanned and delivered by email or transmitted by facsimile shall constitute an original in all respects.

13. **Section Headings.** The section headings are inserted in this Amendment for convenience only and are not intended to affect the terms of the Amendment.

IN WITNESS WHEREOF, Landlord, Tenant, and Guarantor have executed this Amendment the day and year first above written.

LANDLORD: Public Service Credit Union

By: [signature]

Its: SVP, CIO

9/13/16

[initials]

TENANT: Zynex Medical, Inc.

By: THOMAS SANDGAARD

Its: CEO

GUARANTOR: Zynex, Inc.

By: THOMAS SANDGAARD

Its: CEO.